N-SAR Exhibit: Sub-item 77I
Master Portfolio Trust
Municipal High Income Portfolio


In connection with the terms of offering of beneficial interests of Municipal High Income Portfolio (the "Fund"), Registrant incorporates by reference the Fund's Registration Statement on Form N-1A, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission, POS AMI filing of the Investment Company Act of 1940, as amended, Amendment No. 36 to Form N-1A, on November 28, 2012 (Accession No. 0001193125-12-482997).